Exhibit 10.1

UNITS PURCHASE AGREEMENT

by and among

PENN VIRGINIA RESOURCE LP CORP.,

KANAWHA RAIL CORP.

AND

PENN VIRGINIA RESOURCE PARTNERS, L.P.

Dated June 17, 2008

UNITS PURCHASE AGREEMENT

THIS UNITS PURCHASE AGREEMENT, dated June 17, 2008 (this “Agreement”), is made by Penn Virginia Resource LP Corp., a Delaware corporation (“LP Corp”), Kanawha Rail Corp., a Virginia corporation (“KRC”), and Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “Purchaser”). LP Corp and KRC are referred to in this Agreement individually as a “Seller” and collectively as the “Sellers.”

WHEREAS, simultaneously with the execution hereof, the Purchaser and Lone Star Gathering, L.P., a Texas limited partnership (“Lone Star”), are executing and delivering a Purchase and Sale Agreement dated the date hereof (the “Lone Star Purchase Agreement”) pursuant to which the Purchaser or its permitted assignee will purchase from Lone Star certain gas gathering and transportation assets located in Bosque, Erath, Hamilton, Hill, Johnson and Somervell Counties, Texas (the “Assets”).

WHEREAS, the Purchase Agreement provides that the consideration payable by the Purchaser to Lone Star for the Assets shall consist, in part, of 2,009,995 common units of Penn Virginia GP Holdings, L.P., a Delaware limited partnership (“PVG”).

WHEREAS, the Sellers own and desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, an aggregate of 2,009,995 common units of PVG in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises, warranties, covenants and agreements contained herein, the parties agree as follows:

1. Purchases and Sales.

(a) Subject to the terms and conditions of this Agreement, LP Corp shall sell and transfer to the Purchaser, and the Purchaser shall purchase from LP Corp, 564,694 common units of PVG (the “LP Corp PVG Units”) for an aggregate purchase price of $17,348,235, as more specifically set forth in Section 3(b) hereof (the “LP Corp Purchase Price”), upon the terms set forth in this Agreement (such transaction, the “LP Corp Purchase”).

(b) Subject to the terms and conditions of this Agreement, KRC shall sell and transfer to the Purchaser, and the Purchaser shall purchase from KRC, 1,445,301 common units of PVG (the “KRC PVG Units” and together with the LP Corp PVG Units, the “PVG Units”) for an aggregate purchase price of $44,401,785, as more specifically set forth in Section 3(c) hereof (the “KRC Purchase Price”), upon the terms set forth in this Agreement (such transaction, the “KRC Purchase” and together with the LP Corp Purchase, the “Purchases”).

(c) The sales of the PVG Units contemplated hereby shall not be registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the certificates representing the PVG Units shall be issued bearing a restrictive legend thereon, in substantially the form set forth in Section 5(j) hereof.

2. Conditions Precedent to the Purchases.

(a) The obligations of the Purchaser to complete the Purchases are subject to the accuracy of the representations and warranties of the Sellers contained in Section 4 hereof on the date hereof and on the Closing Date (as defined in Section 3(a) hereof).

(b) The obligations of the Sellers to sell the PVG Units on the Closing Date are subject to the accuracy of the representations and warranties of the Purchaser contained in Section 5 hereof on the date hereof and on the Closing Date.

(c) The obligations of the Purchaser to complete the Purchases and the obligations of the Sellers to sell the PVG Units pursuant to this Agreement are subject to the simultaneous closing of the transactions contemplated by the Lone Star Purchase Agreement (the “Lone Star Closing”).

3. Closing and Delivery of PVG Units.

(a) The closing of the transactions constituting the purchases and sales of the PVG Units (the “Closing”) shall take place at the offices of Vinson & Elkins, L.L.P., 666 Fifth Avenue, New York, New York, at 9:00 a.m. New York Time simultaneously with the Lone Star Closing, or such other date, place and time as the Sellers and the Purchaser may agree (the “Closing Date”).

(b) The PVG Units to be sold to the Purchaser by LP Corp under this Agreement shall be delivered by or on behalf of LP Corp to the Purchaser at the Closing in certificated form against payment of the LP Corp Purchase Price thereof, said payment to be made by wire transfer of $17,348,235 United States dollars in immediately available funds to such bank account of LP Corp designated by LP Corp in writing no later than the Business Day immediately preceding the Closing Date.

(c) The PVG Units to be sold to the Purchaser by KRC under this Agreement shall be delivered by or on behalf of KRC to the Purchaser at the Closing in certificated form against payment of the KRC Purchase Price thereof, said payment to be made by wire transfer of $44,401,785 United States dollars in immediately available funds to such bank account of KRC designated by KRC in writing no later than the Business Day immediately preceding the Closing Date.

4. Representations and Warranties of the Sellers. Each Seller represents and warrants to the Purchaser that:

(a) Such Seller is an entity duly organized and validly existing under the laws of its jurisdiction of incorporation and has the requisite power and authority, and has taken all actions necessary, to execute, deliver and perform its obligations under this Agreement. This Agreement is a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement, the compliance by such Seller with all the provisions of, and the performance by such Seller of its obligations under, this Agreement, and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the constitutive documents of such Seller, (ii) any instrument, contract or other agreement to which such Seller is a party or by which such Seller is bound or to which any of its properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of such Seller to comply with its obligations hereunder, or (iii) any law or statute or any order, rule or regulation of any court or governmental agency or body or any stock exchange authority or self regulatory organization (each, a “Governmental Authority”), in each case having jurisdiction over such Seller or any of its subsidiaries or any of their properties; and, no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any Governmental Authority is required for the sale and delivery of the PVG Units being sold by such Seller to the Purchaser under this Agreement.

(b) The PVG Units being sold by such Seller are not subject to any conflicting sale, transfer, assignment or any agreement (other than this Agreement) to assign, convey or transfer, in whole or in part, any of such PVG Units, and upon consummation of the LP Corp Purchase or the KRC Purchase, as applicable, the Purchaser will receive valid title to such PVG Units, free and clear of any encumbrance, liens, claims, charges, security interests or other interests of others.

(c) There are no legal or governmental proceedings pending to which such Seller is a party or of which any property of such Seller is the subject that, if determined adversely to such Seller, would individually or in the aggregate have a material adverse effect on such Seller’s ability to perform its obligations under this Agreement, and, to the best of such Seller’s knowledge, no such proceedings are threatened or contemplated by any such Governmental Authority or threatened by others.

5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents, warrants and covenants to the Sellers that:

(a) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all the requisite right, power and authority, and has taken all actions necessary, to execute, deliver and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement by the Purchaser, the compliance by the Purchaser with all of the provisions of, and the performance by the Purchaser of its obligations under, this Agreement and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the constitutive documents of the Purchaser, (ii) any instrument, contract or other agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a material adverse effect on the ability of the Purchaser to comply with its obligations hereunder, or (iii) any law or statute or any order, rule or regulation of any Governmental

Authority having jurisdiction over the Purchaser or any of its subsidiaries or any of their properties and no consent, approval, authorization, order, registration, clearance or qualification or notification of, with or to any such Governmental Authority is required of the Purchaser for the purchase of the PVG Units by the Purchaser under this Agreement.

(b) There are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject that, if determined adversely to the Purchaser, would individually or in the aggregate have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement, and, to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by any such Governmental Authority or threatened by others.

(c) No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of the PVG Units or the consummation of the transactions contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless the Sellers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the PVG Units or the consummation of the transactions contemplated by this Agreement.

(d) There are no other agreements by, among or between the Purchaser and any of its affiliates, on the one hand, and the Sellers or any of their respective affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

(e) The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

(f) The Purchaser is acquiring the PVG Units for the purpose of transferring the PVG Units to Lone Star in accordance with the terms and conditions of the Lone Star Purchase Agreement and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and the Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization of the PVG Units.

(g) The Purchaser has carefully reviewed the documents filed by PVG with the Commission under the Securities Exchange Act of 1934, as amended, within the 18 months prior to the date of this Agreement, including PVG’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings (the “PVG Information”).

(h) The Purchaser is able to bear the economic risk of losing its entire investment in the PVG Units. The Purchaser has knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(i) The Purchaser acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, the purchase and sale of the PVG Units has not been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. Accordingly, the PVG Units may not be offered for sale, sold or otherwise transferred in whole or in part except in accordance with the terms of the Partnership Agreement and in compliance with all applicable laws, including securities laws, except that the PVG Units may be pledged in a bona fide transaction.

(j) It is understood that any certificates evidencing the PVG Units will bear a legend in substantially the form set forth below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT UNDER SUCH ACT WITH RESPECT TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A UNITS PURCHASE AGREEMENT DATED AS OF JUNE 17, 2008 AND THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PENN VIRGINIA GP HOLDINGS, L.P., AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICE.

6. Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7. Costs and Expenses. Each party to this Agreement shall be responsible for such party’s own expenses in connection with this Agreement.

8. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail or facsimile transmission to the address or facsimile number set forth below:

(a)	to the Sellers, at:

Penn Virginia Resource LP Corp. Kanawha Rail Corp. Three Radnor Corporate Center 100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087 Facsimile: (610) 687-3688 Attention: General Counsel

(b)	to the Purchaser, at:

Penn Virginia Resource Partners, L.P. Three Radnor Corporate Center

100 Matsonford Road, Suite 300 Radnor, Pennsylvania 19087 Facsimile: (610) 687-3688 Attention: General Counsel

or to such other address or facsimile number as is notified in writing by that party to the other parties.

9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10. Entire Agreement. This Agreement shall constitute the binding agreement of the parties with respect to the subject matter hereof and shall constitute the entire agreement of the parties with respect to the subject matter hereof.

11. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

PENN VIRGINIA RESOURCE LP CORP.

By:	/s/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Vice President

KANAWHA RAIL CORP.

By:	/s/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Vice President and Chief Administrative Officer

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its general partner

By:	/s/ NANCY M. SNYDER
Name:	Nancy M. Snyder
Title:	Vice President and Chief Administrative Officer

[Signature Page to Units Purchase Agreement]